Filed pursuant to Rule 424(b)(1)
Registration No. 333-227800

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 8, 2019)

4,296,915 Shares

QUEST RESOURCE HOLDING CORPORATION

Common Stock

The selling stockholders named herein are offering 4,296,915 shares of our common stock, par value $0.001 per share, in this offering. We are not selling any shares in this offering and will not receive any proceeds from the shares of our common stock sold by the selling stockholders.

Our common stock is traded on the Nasdaq Capital Market under the symbol “QRHC.” The last publicly reported sale price of our common stock on the Nasdaq Capital Market on April 5, 2019 was $1.87 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and the risk factors included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus to read about certain factors you should consider before buying our common stock.

	Per Share	Total
Public offering price	$1.500	$6,445,373
Underwriting discounts and commissions (1)	$0.090	$386,722
Proceeds to selling stockholders, before expenses	$1.410	$6,058,650

(1)	See “Underwriting” for a description of the compensation payable to the underwriter.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of our common stock to purchasers on or about April 11, 2019.

Roth Capital Partners

The date of this prospectus supplement is April 9, 2019.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which the selling stockholders are offering and selling our common stock and important business information about us. The second part is the accompanying prospectus which contains important business and financial information about us and other more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus filed by us with the SEC. We are only responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described herein and therein, and any free writing prospectus that we prepare and distribute. Neither we, the selling stockholders, nor the underwriter have authorized anyone to provide you with any information other than what is contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, or any such free writing prospectus. Neither the selling stockholders nor the underwriter are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus prepared by us is accurate only as of the date of the applicable document. Our business, financial condition, results of operations, and prospects may have changed since that date.

As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that are described under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of this offering and our business varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Unless otherwise expressly indicated or the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “us,” “our” or similar references refer to Quest Resource Holding Corporation and its subsidiaries. Our name, our logo, and other trademarks or service marks of ours appearing in this prospectus supplement and the accompanying prospectus are the property of the Company.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly, and current reports; proxy statements; and other information with the SEC under the Exchange Act. Through our website at www.qrhc.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Other information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus supplement. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, including certain exhibits. You may obtain the registration statement and exhibits to the registration statement from the SEC’s Internet website.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus supplement the following documents filed by us with the SEC, other than any portion of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 14, 2019;

•	our Current Report on Form 8-K filed with the SEC on March 15, 2019; and

•

the description of our common stock contained in the Registration Statement on Form 8-A (Registration No. 001-36451), filed with the SEC on May 9, 2014, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus supplement. Requests for such information should be directed to:

Quest Resource Holding Corporation

Attention: Corporate Secretary

3481 Plano Parkway

The Colony, Texas 75056

(972) 464-0004

S-iii

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement or the accompanying prospectus, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus, or in any documents previously incorporated by reference have been modified or superseded.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus supplement, in the accompanying prospectus, and incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated in this prospectus supplement or the accompanying prospectus regarding our strategy, prospects, plans, objectives, future operations, future revenue and earnings, projected margins and expenses, technological innovations, future products or product development, product development strategies, potential acquisitions or strategic alliances, the success of particular product or marketing programs, the amount of revenue generated as a result of sales to significant customers, financial position, and liquidity and anticipated cash needs and availability are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements.

Actual results or events could differ materially from the forward-looking statements we make. Among the factors that could cause actual results to differ materially are the factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected, or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus supplement and the accompanying prospectus, or the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement and the accompanying prospectus, or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. While we may elect to update forward-looking statements wherever they appear in this prospectus supplement and the accompanying prospectus, or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events, or otherwise, except as required by U.S. federal securities law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. Before investing in our common stock, you should read this entire prospectus supplement, the accompanying prospectus, and any related free writing prospectus, together with all documents incorporated by reference herein and therein, carefully, including the cautionary statements and risk factors disclosed throughout this prospectus supplement, the accompanying prospectus, any related free writing prospectuses, and in the documents incorporated by reference herein. See “Information We Incorporate By Reference” above.

Our Company

We are a national provider of reuse, recycling, and disposal services that enable our customers to achieve and satisfy their environmental and sustainability goals and responsibilities. We provide businesses across multiple industry sectors with single source solutions for the reuse, recycling, and disposal of a wide variety of waste streams and recyclables generated by their operations. Our customers typically are multi-location businesses for which we create, implement, and manage customer-specific programs for the collection, processing, recycling, disposal, and tracking of waste streams and recyclables.

We believe our services are comprehensive, innovative, and cost effective. Our services are designed to enable our business customers to capture the commodity value of their waste streams and recyclables, reduce their disposal costs, enhance their management of environmental risks, enhance their legal and regulatory compliance, and achieve their sustainability goals while maximizing the efficiency of their assets. Our services currently focus on the waste streams and recyclables from big box, food chain, and other retailers; automotive repair, maintenance, and tire operations; truck and bus fleet operators; manufacturing plants; multi-family and commercial properties; and construction and demolition projects. We currently concentrate on programs for recycling motor oil and automotive lubricants, oil filters, scrap tires, food waste, meat renderings, cooking oil and grease, plastics, cardboard, metal, glass, paper, construction debris, as well as a large variety of hazardous and non-hazardous solid and liquid wastes. In addition, we offer products such as antifreeze and windshield washer fluid as well as other minor ancillary services.

We also provide information and data that tracks and reports the environmental results of our services and provides actionable data to improve business operations. The data we generate also enables our customers to achieve and satisfy their environmental and sustainability goals and responsibilities.

Our Strategy

Our goal is to be a leading environmental services company. Key elements of our strategy to achieve our goal include the following:

•	Recycling Services. We intend to continue to enhance the comprehensive, one-stop recycling services that we provide for the waste streams and recyclables produced by our business customers.

•

Emphasize Monetary and other Benefits of Recycling. We intend to emphasize the monetary advantages of recycling by demonstrating to businesses their ability to capture the commodity value of their waste streams and recyclables, reduce their disposal costs, enhance their management of environmental risks, enhance their legal and regulatory compliance, and achieve their sustainability goals.

•

Expand Our Customer Base. We intend to continue to expand the customer base for our services by focusing on the expertise we have gained and the value proposition that we offer to our business customers in terms of lower overall removal costs, recyclable commodity value, flexible programs, broad service offerings, and a national footprint that we believe provides us with competitive advantages in expanding our customer base.

•

Expand into New Customer Verticals. We plan to expand to serve growing industries that we do not currently service, but that generate waste streams and recyclables that can benefit from our ability to manage a large variety of waste streams and recyclables, respond quickly to service requests, and provide what we consider industry-leading collection, processing, and data reporting.

•

Expand the Types of Materials Covered by Our Services. We plan to expand the types of waste streams and recyclables covered by our services. To date, our revenue has been generated primarily from our solutions for used oil, oil filters, scrap tires, grease and cooking oil, solid waste, expired food products, metals, cardboard, and hazardous materials. We believe that we can provide value to our business customers by servicing a larger portion of disposable and recyclable materials, including construction and debris waste.

•

Maintain Virtual Facilities and Equipment. We plan to continue to pursue an “asset light” strategy that utilizes third-party vendors or subcontractors for the collection, sorting, and processing of recyclable materials for businesses. This strategy results in a scalable business model that enables us to concentrate on our core competencies of developing service solutions that are attractive to customers and selling recyclable materials at volumes that provide favorable prices; enables us to render our services on a national basis without the need for an extensive workforce, multiple facilities, or numerous vehicles; allows us to negotiate with multiple subcontractors to optimize our pricing; and reduces our capital expenditures and working capital requirements.

•

Leverage Governmental and Social Factors Expanding Recycling. We intend to leverage the demands by governmental authorities and by the public to expand efforts to recycle materials because of concerns about sustainability, greenhouse gases, global warming, pollution, and other environmental concerns.

•

Pursue Strategic Technologies and Processes. We plan to identify, investigate, develop, and deliver new technologies and processes that we believe have the potential to contribute additional economic and financial value.

•

Pursue Strategic Acquisitions. We plan to capitalize on the significant market, technology, and process opportunities available in the environmental and recycling services industry. As a result of our considerable industry experience and relationships, we believe we are well positioned to identify and evaluate acquisition candidates and assess their growth prospects, the quality of their management teams, their local reputation with customers, and the suitability of their locations. We believe we are regarded as an attractive acquiror because of (1) our historical performance of successfully developing and servicing new customers; (2) the experience and reputation of our management team within the industry; (3) our decentralized operating strategy, which generally enables the managers of an acquired company to continue their involvement in company operations; (4) the ability of management and employees of acquired companies to participate in our potential growth and expansion through stock ownership and career advancement opportunities; and (5) the ability to offer liquidity to the owners of acquired companies through the receipt of common stock or cash.

Recent Developments

Affiliates of our Chairman of the Board of Directors (“Board”), and largest beneficial stockholder, Mitchell A. Saltz (“Seller”) have entered into a Put and Call Stock Purchase Agreement (“Purchase Agreement”) dated March 15, 2019, with Hampstead Park Capital Management, LLC (“Buyer”) of which Dan Friedberg is the Chief Executive Officer. The Purchase Agreement provides for the sale by Seller of 1,750,000 shares of common stock in our company to Buyer at a purchase price of $2.00 per share. We are not a party to the Purchase Agreement, but the Purchase Agreement, if consummated, would result in a number of changes to our Board.

The consummation of the Purchase Agreement is subject to a number of conditions, including the sale by Seller of 1,950,000 shares of common stock in our company in a public offering described in this prospectus supplement through Roth Capital Partners, in which it is also contemplated that Jeffrey D. Forte, a founder and director of our company, will sell up to 500,000 shares of common stock in our company, and Brian Dick, a founder and major stockholder of our company as well as our former Chief Executive Officer, will sell up to 1,846,915 shares of common stock in our company. The consummation of the Purchase Agreement is also subject to the institution of various changes relating to our Board as described below; the execution of Non-Competition Agreements by each of Messrs. Saltz, Forte, and Dick; the successful completion of the public offering, including the sale of 1,950,000 shares by Seller and 1,500,000 shares held by Messrs. Forte and Dick, unless Seller or such other stockholders determine to sell a lesser number of shares; the execution of a Voting Agreement by Messrs. Saltz, Forte, and Dick as described below; and various other provisions typical in agreements of this type. As a result of the various conditions to the consummation of the Purchase Agreement, the potential for the waiver of conditions, and the number of parties involved, the Purchase Agreement and related documentation and matters contemplated thereby are all subject to change and may not be consummated as currently anticipated or at all.

If the Purchase Agreement is consummated, it is anticipated that Messrs. Saltz and Forte will resign from our Board; that two designees of Buyer, including Dan Friedberg, will be appointed to our Board; that Mr. Friedberg will replace Mr. Saltz as Chairman of our Board; that Mr. Friedberg will become Chairman of the Nominations and Corporate Governance Committee of our Board; and that the size of our Board will be reduced from nine to eight prior to or shortly after our next annual meeting of stockholders.

Messrs. Saltz, Forte, and Dick also will enter into a three-year Voting Agreement under which they will agree to vote or cause to be voted remaining shares of common stock in our company owned by them (1) in favor of directors nominated and recommended by our Board, including two designees of Buyer, provided that a majority of our Board must be “independent” within the meaning of the rules of Nasdaq; (2) against any stockholder nomination or proposal not approved or recommended by our Board; (3) in accordance with the recommendations of our Board on all other proposals as our Board sets forth in the proxy statements of our company, unless multiple proxy advisory firms recommend a vote against such recommendation; and (4) in their own discretion in certain “Extraordinary Matters” (as defined in the Voting Agreement), including various change in control, spin off, recapitalizations, reorganization, and sale of asset transactions. In addition, Messrs. Saltz, Forte, and Dick will be required to vote all their shares for up to a maximum of three additional directors proposed by Buyer in addition to the two then serving Buyer designees and, if necessary, the removal of up to a maximum of three directors who are not designees of Buyer so that Buyer will have a maximum of five designees if the following Board conditions are not satisfied: (i) Messrs. Saltz and Forte are not serving on our Board or any committees thereof; (ii) Dan Friedberg and a second person designated by Buyer, the Second Designee, shall be elected or appointed as members of our Board, commencing as of the Effective Date of the Purchase Agreement; (iii) if Dan Friedberg or the Second Designee do not serve for any reason during the term of the Voting Agreement, Buyer will have the right to designate a replacement director(s) to the Board and such replacement director(s) shall be promptly appointed to the Board, provided any such replacement director shall be “independent” for Nasdaq purposes and qualified to serve; (iv) Dan Friedberg shall serve as Chairman of the Board, provided he is willing and able to serve in such capacity; and (v) Dan Friedberg shall serve as Chairman of the Nominations and Corporate Governance Committee of the Board, provided he is willing and able to serve in such capacity.

The Non-Competition Agreement restricts for a period of up to three years in the case of Messrs. Saltz and Forte and up to two years in the case of Mr. Dick from directly or indirectly (a) engaging or becoming financially interested in any business that sells or provides, or attempts to sell or provide, products or services sold or provided directly or indirectly by us, (b) having relationships with companies that we have designated as competitors or potential competitors of our company, (c) directly or indirectly soliciting for employment any person employed by us during the term of the Non-Competition Agreement, or (d) disclosing any confidential information about us.

Finally, it is anticipated that the Second Amended and Restated Bylaws of our company will be further amended (i) to permit two or more directors to call special meetings of stockholders, (ii) to permit stockholders to fill director vacancies resulting from the removal of directors by stockholders, (iii) to require the unanimous consent of the Board to increase the size of the Board above eight members, and (iv) to require the unanimous consent of the Board to amend the foregoing bylaw amendments.

If Buyer and Seller consummate the transactions contemplated by the Purchase Agreement, Buyer may have the ability to exert significant influence over the company through its share ownership and Board appointment rights. The interests of Buyer may not always coincide with the Company’s interests or the interests of the Company’s other stockholders.

Corporate Information

We were incorporated in Nevada in July 2002 under the name BlueStar Financial Group, Inc. Prior to 2010, we were a “shell company” under the rules of the SEC. We maintain our principal executive offices at 3481 Plano Parkway, The Colony, Texas 75056. Our telephone number is (972) 464-0004. Our website is located at www.qrhc.com. Other than as described in “Where You Can Find More Information” above, the information on, or that can be accessed through, our website is not incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus or any other filing that we submit to the SEC and you should not consider it to be a part of this prospectus supplement, the accompanying prospectus, or any free writing prospectus or any other filing we submit to the SEC. Our website address is included as an inactive textual reference only.

THE OFFERING

Common stock offered by the selling stockholders	4,296,915 shares

Common stock to be outstanding after this offering	15,328,870 shares

Use of proceeds	We will receive none of the proceeds from the sale of shares by the selling stockholders in this offering.

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “QRHC.”

Risk factors

Investing in our common stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-8 of this prospectus supplement and the risk factors included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus to read about certain factors you should consider before buying our common stock.

In this prospectus supplement, unless otherwise indicated, the number of shares of our common stock outstanding and the other information based thereon does not reflect 1,207,542 shares of our common stock issuable upon the exercise of options vested and outstanding as of April 5, 2019.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following table presents our summary historical consolidated financial information. The historical consolidated financial information for each of the fiscal years ended December 31, 2018 and December 31, 2017 have been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes included in the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus. This information is only a summary and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 incorporated by reference in this prospectus supplement and the accompanying prospectus supplement. For more details on how you can obtain our SEC reports and other information, you should read the section of this prospectus supplement entitled “Where You Can Find More Information.” The results included here are not necessarily indicative of future performance.

Consolidated Statements of Operations Data:

	Years Ended December 31,
	2018	2017
Revenue	$103,805,432	$138,346,327
Cost of revenue	86,942,718	122,633,815

Gross profit	16,862,714	15,712,512

Operating expenses:
Selling, general, and administrative	16,163,153	17,078,033
Depreciation and amortization	2,700,809	3,986,725

Total operating expenses	18,863,962	21,064,758

Operating loss	(2,001,248)	(5,352,246)

Other expense:
Interest expense	(437,733)	(468,030)

Total other expense, net	(437,733)	(468,030)

Loss before taxes	(2,438,981)	(5,820,276)
Income tax expense	—	—

Net loss	$(2,438,981)	$(5,820,276)

Net loss applicable to common stockholders	$(2,438,981)	$(5,820,276)

Net loss per share
Basic and Diluted	$(0.16)	$(0.38)

Weighted average number of common shares outstanding
Basic and Diluted	15,311,220	15,280,617

Consolidated Balance Sheets Data:

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$2,122,297	$1,055,281
Accounts receivable, less allowance for doubtful accounts of $929,339 and $699,102 as of December 31, 2018 and 2017, respectively	16,711,809	16,263,276
Prepaid expenses and other current assets	965,755	1,508,014

Total current assets	19,799,861	18,826,571
Goodwill	58,208,490	58,337,290
Intangible assets, net	2,610,921	5,031,595
Property and equipment, net, and other assets	968,025	1,320,342

Total assets	$81,587,297	$83,515,798

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$15,777,921	$14,253,818
Deferred revenue and other current liabilities	71,717	328,763

Total current liabilities	15,849,638	14,582,581
Revolving credit facility, net	5,194,588	6,763,497
Other long-term liabilities	353	21,990

Total liabilities	21,044,579	21,368,068

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued or outstanding as of December 31, 2018 and 2017	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 15,328,870 and 15,302,455 shares issued and outstanding as of December 31, 2018 and 2017, respectively	15,329	15,302
Additional paid-in capital	159,701,542	158,867,600
Accumulated deficit	(99,174,153)	(96,735,172)

Total stockholders’ equity	60,542,718	62,147,730

Total liabilities and stockholders’ equity	$81,587,297	$83,515,798

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks described below, together with the other information in this prospectus supplement and the accompanying prospectus and the information contained in our other filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business and Industry

We have incurred recurring net losses and could have net losses in the future as we take steps to expand our business, which may negatively impact our ability to achieve our business objectives.

We have incurred recurring net losses, including net losses of $2,438,981 in 2018 and $5,820,276 in 2017. As a result of ongoing operating losses, we had an accumulated deficit of $99,174,153 as of December 31, 2018. We expect to continue to make significant expenditures and incur substantial expenses as we continue to develop our business, expand our customer base, expand the recycling services we offer, increase the types of materials covered by our recycling services, enhance our technologies, implement internal systems and infrastructure, and hire additional personnel. As a result, we may continue to incur losses as we expand our business. There is no assurance that we will achieve or maintain profitability in the near future or at all. Our ability to achieve and maintain profitability depends on a number of factors, including the pricing of our services, market acceptance of our services, and other factors, some of which are set forth under “Risk Factors” or are included elsewhere in this prospectus supplement. If we continue to incur substantial losses and are unable to secure additional financing, we could be forced to discontinue or curtail our business operations; sell assets at unfavorable prices; refinance existing debt obligations on terms unfavorable to us; or merge, consolidate, or combine with a company with greater financial resources in a transaction that may be unfavorable to us.

Our limited operating history may make it difficult for us to forecast accurately our operating results, and therefore we cannot assure the long-term successful operation of our business.

Our planned expense levels will be based in part on our expectations concerning future revenue, which is difficult to forecast accurately based on our aggressive growth plan. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Further, business development and marketing expenses may increase significantly as we expand our operations. To the extent that these expenses precede or are not rapidly followed by a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected.

Our business depends to a certain extent upon our largest customers, and any material reduction in our business with those customers could have an adverse effect on our company.

The success of our business depends to a certain extent on our relationship with our largest customers. Any material reduction in the business we do with those customers could have an adverse effect on our company. Three customers accounted for 51% of our revenue for the year ended December 31, 2018, and two customers accounted for 44% of our revenue for the year ended December 31, 2017. Our largest customers in fiscal 2018 were different from those in fiscal 2017, and we believe that the mix of our largest customers will continue to change over time. Our contractual arrangements with our major customers generally are on a multi-year basis and pertain to the management of only certain forms of materials. Our failure to maintain our business with our largest customers or any other large customer could have an adverse effect on our business.

Although we have long-term relationships with many of the customers to which we provide recycling services, their ability to cancel, reduce, or delay our service offerings to them could reduce our revenue and increase our costs.

Although customers for our services, including our largest customers, generally enter into multi-year contracts, typically from two to three years, they do not typically provide us with firm, long-term volume commitments. As a result, our customers are able to cancel, reduce, or delay our services to them at any time. If our service offerings are cancelled, delayed, or reduced, our revenue would decline.

We may lose a substantial portion of our recycling services business if certain materials are classified as “waste.”

Some of the municipalities in which we provide services for certain customers have entered into contractual arrangements with their waste haulage companies that require them to permit those waste haulage companies to remove and dispose of “waste” or “solid waste” within those municipalities. If materials, and in particular organic materials, that we typically obtain and dispose of are considered “waste” or “solid waste,” then our customers may be required to allow the waste haulage companies to remove those materials, and in general either our customers or the municipalities in which they are located must compensate those waste haulage companies based on the metric set forth in the relevant contracts or franchise agreements with those waste haulage companies. If, however, the materials are classified as “raw material,” as “commodities,” or as another designation other than “waste” or “solid waste,” our customers may allow us to obtain the recyclable materials. If it is ultimately found that certain materials constitute “waste” or “solid waste,” a significant portion of our anticipated revenue stream could be lost, which could have a material adverse effect on our business, the growth of our business, financial condition, and results of operations.

To expand our recycling and waste services business, we must attract additional customers and expand the services we offer.

Although we plan to increase our recycling and waste services business, the ability to expand our overall recycling and waste management services and reduce our dependence on our largest customers will require us to attract additional customers and expand the services we offer.

Our success depends on our ability to successfully expand, operate, and manage our operations. Our ability to expand successfully will depend upon a number of factors, including the following:

•	the continued development of our business;

•	the hiring, training, and retention of additional personnel;

•	the ability to enhance our operational, financial, and management systems;

•	the availability of adequate financing;

•	competitive factors;

•	general economic and business conditions;

•	the ability to leverage on the factors expanding the growth of recycling;

•	the ability to expand our customer base, the types of recyclable materials covered by our services, and our network of third-party service providers;

•	the ability to implement new methods for revenue generation; and

•	the ability to expand our relationships with third parties that are also engaged in activities relating to reducing, reusing, and recycling.

We may not be able to enhance our existing recycling, reuse, and proper disposal solutions and develop new solutions in a timely manner.

Our future operating results will depend to a significant extent on our ability to continue to provide efficient and innovative recycling, reuse, and disposal services that compare favorably with alternative services on the basis of cost, performance, and customer preferences. Our success in maintaining existing customers and attracting new ones depends on various factors, including the following:

•	innovative development of new services for customers;

•	maintenance of quality standards;

•	efficient and cost-effective services; and

•	utilization of advances in technology.

Our inability to enhance our existing services and develop new services on a timely basis could harm our operating results and impede our growth.

We rely on independent third-party subcontractors to provide recycling services to our customers, and any interruptions of these arrangements could increase our costs, disrupt our services, and result in our inability to service our recycling customers, which would adversely affect our business.

We outsource the collection, processing, recycling, and disposal of waste streams and recyclables to independent third-party subcontractors. We rely on our subcontractors to maintain high levels of service. The loss of our relationships with our subcontractors, or their failure to conduct their services for us as anticipated in terms of cost, quality, and timeliness could adversely affect our ability to service our customers in accordance with required service, quality, and performance requirements. If this were to occur, the resulting decline in profitability could harm our business. Securing new high-quality and cost-effective subcontractors frequently is time-consuming and may not be successful, which could result in reduced revenue and various unforeseen operational problems.

Our subcontractors may maintain their own operations or serve other customers, a number of which may provide them with more business than we do. As a result, our subcontractors could determine to prioritize their capacity for their own operations or for other customers or reduce or eliminate services for us on short notice. If we have any such problems, we may be unable to service our customers in a cost-effective, high-quality, or timely manner, particularly in certain geographical areas, which may adversely affect our business and operating results. Our subcontractors also may seek to compete with us for customers they serve on our behalf or potential customers that we desire to serve.

We may face potential environmental liabilities that may not be covered by our insurance, and changes in insurance costs and availability may also impact our financial results.

We may incur liabilities for damage to the environment as a result of the operations of our third-party subcontractors. While we do not conduct physical haulage, recycling, or disposal operations, we retain third-party service providers to carry on those activities. These operations may expose us to liability for environmental damages, in some cases even if we did not directly cause the environmental damage. Further, under our agreements with our customers, we are often required to indemnify our customers from any liabilities or claims arising out of our actions or those of our subcontractors and from any release, threatened release, handling, or storage of hazardous and other materials from our customers’ premises as a result of or connected with the performance of services by us or our subcontractors to our customers. If we were to incur substantial liability for environmental damage, our or our subcontractors’ insurance coverage may not cover or may be inadequate to cover such liability. Also, because of the variable condition of the insurance market, we may experience future increases in self-insurance levels, increased retention levels, and increased premiums. This could have a material adverse impact on our financial condition, results of operations, and cash flows.

Fluctuations in prices for recycled commodities that we sell to third parties may adversely affect our revenue, operating income, and cash flows.

We process a variety of recyclable materials, such as metal, tires, motor oil and oil filters, food waste, meat rendering, cooking oil, grease, and cardboard, for sale to third parties, and we may directly or indirectly receive proceeds from the sale of such recyclable materials. Our results of operations may be affected by changing prices or market requirements for recyclable materials. The resale and purchase prices of, and market demand for, recyclable materials can be volatile because of changes in economic conditions and numerous other factors beyond our control. These fluctuations may affect the cost of and demand for our services and our future revenue, operating income, and cash flows. For example, a decline in oil prices would have an adverse effect on our revenue.

A significant disruption in our computer systems or a cybersecurity breach could adversely affect our operations.

We rely extensively on our computer systems to manage a variety of our business processes. Our systems are subject to damage or interruption from various sources, including power outages, computer and telecommunications failures, computer viruses, cybersecurity breaches, vandalism, severe weather conditions, catastrophic events, and human error. Our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly, or otherwise become unavailable, we may incur substantial costs to repair or replace them, and we may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and operating results. Any compromise of our data security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information, and a loss of confidence in our data security measures, which could harm our business.

We rely on third-party technology, server, and hardware providers for our operations and for maintaining our data, and a failure of service by these providers could adversely affect our business and reputation.

We rely upon third-party data center providers to host our main servers. In the event that these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into relationships with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding alternative service providers on acceptable terms or in hosting the computer servers ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. We also rely on third-party providers for components of our technology platform, such as hardware and software providers and domain name registrars. A failure or limitation of service or available capacity by any of these third-party providers could adversely affect our business.

Problems with our computer and communication systems may harm our business.

An element of our strategy is to generate and provide content, data, and reporting on our website portals to and from third parties. Accordingly, the satisfactory performance, reliability, and availability of our systems, transaction-processing systems, and communications infrastructure are critical to our reputation and our ability to attract and retain customers, as well as to maintain adequate customer service levels. We may experience periodic systems interruptions. Any substantial increase in the volume of traffic on our infrastructure may require us to expand and upgrade our technology, transaction-processing systems, and other features. We can provide no assurance that we will be able to project accurately the rate or timing of increases, if any, in the use of our infrastructure or timely expand and upgrade our systems and infrastructure to accommodate such increases.

We may be subject to intellectual property claims that create uncertainty about ownership of technology essential to our business and divert our managerial and other resources.

There has been a substantial amount of litigation regarding intellectual property rights. We can provide no assurance that third parties will not claim infringement by us with respect to our current or future services, trademarks, or other proprietary rights. Our success depends, in part, on our ability to protect our intellectual property and to operate without infringing the intellectual property rights of others in the process. There can be no assurance that any of our intellectual property will be adequately safeguarded or that it will not be challenged by third parties. We may be subject to intellectual property infringement claims that would be costly to defend, could limit our ability to use certain critical technologies, and may divert our technical and management personnel from their normal responsibilities. We may not prevail in any of these suits. An adverse determination of any litigation or defense proceedings could cause us to pay substantial damages, including treble damages, if we willfully infringe and also could increase the risk of our patent applications not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions, or other interim proceedings or developments in the litigation. If these results are perceived to be negative, it could have an adverse effect on our business.

The waste and recycling industries are subject to extensive government regulation, and existing or future regulations may adversely affect our current or future operations, increase our costs of operations, or require us to make additional capital expenditures.

Stringent government regulations at the federal, state, and local level may have substantial impact on our business, our third-party service providers, and our customers. A large number of complex laws, rules, orders, and interpretations govern environmental protection, health, safety, land use, zoning, transportation, and related matters. Among other things, these regulations may restrict the business of our third-party service providers’ and our customers’ operations and adversely affect our financial condition, results of operations, and cash flows by imposing conditions, such as the following:

•	limitations on siting and constructing new recycling, waste disposal, transfer, or processing facilities or expanding existing facilities;

•	limitations, regulations, or levies on collection and disposal prices, rates, and volumes;

•	limitations or bans on disposal or transportation of out-of-state materials or certain categories of materials; or

•	mandates regarding the disposal of solid waste, including requirements to recycle rather than landfill certain disposables.

Regulations affecting the siting, design, and closure of landfills could require our third-party service providers or customers to undertake investigatory or remedial activities, curtail operations, or close landfills temporarily or permanently. Future changes in these regulations may require our third-party service providers or our customers to modify, supplement, or replace equipment or facilities. The costs of complying with these regulations could be substantial, which may reduce the ability or willingness of our customers to use our services and adversely affect our results of operations.

Environmental advocacy groups and regulatory agencies have been focusing considerable attention on the emissions of greenhouse gases and their potential role in climate change. The adoption of laws and regulations to implement controls of greenhouse gases, including the imposition of fees or taxes, could adversely affect the operations of enterprises with which we do business. Additionally, certain states may adopt air pollution control regulations that are more stringent than existing and proposed federal regulations. Changing environmental regulations could require us or enterprises with which we do business to take any number of actions, including the purchase of emission allowances or installation of additional pollution control technology, and could make some operations less profitable, which could reduce the ability or willingness of our customers to use our services and adversely affect our results of operations.

Price increases may not be adequate to offset the impact of increased costs and may cause us to lose volume.

From time to time, our competitors may reduce the price of their services in an effort to expand their market share. General economic and market-specific conditions, as well as the concentration of our business with major companies, may also limit our ability to raise prices. As a result of these factors, we may be unable to offset increases in costs, improve our operating margins, and obtain returns through price increases.

We face intense competition from larger, more established companies, and we may not be able to compete effectively, which could reduce demand for our recycling services.

The waste materials industry as a whole is dominated by large national players, such as Waste Management and Republic Services. To date, these large companies have concentrated on their traditional business of collecting waste for disposal in their landfills rather than recycling. The strategies of these large companies could change at any time, and we could begin to experience substantially increased competition from them. These companies have substantially greater market recognition, substantially larger customer bases, and substantially greater financial, technical, marketing, distribution, and other resources than we possess and that afford them competitive advantages over us. As a result, they are able to devote greater resources to the promotion and sale of services similar to those that we provide, to provide comparable services at lower prices, and to introduce new solutions and respond to customer requirements more quickly than we can.

Our ability to compete successfully in the recycling services market depends on a number of factors, both within and outside our control. These factors include the following:

•	our success in designing and introducing new solutions;

•	our ability to predict the evolving needs of our customers and to convince them to use our services;

•	our ability to meet our customer’s requirements in terms of cost, reliability, speed, and capacity;

•	the quality of our customer services; and

•	service introductions by our competitors or potential competitors.

Our customers impose substantial requirements relating to the recycling and waste management services we provide them.

Our customers impose substantial requirements relating to the recycling services we provide them. Our arrangements with our customers generally contain provisions including (a) relatively short contract terms with extensions at the discretion of the customer, (b) requirements that we assume full responsibility for all operational aspects of the services, (c) requirements that we comply with all applicable laws, regulations, and other governmental requirements, (d) requirements that we hold subcontractors to the same standards to which we are subject, (e) prohibitions on price increases without customer consent, (f) designation of service locations, service frequency, and equipment, (g) specifications on procedures for rendering services, (h) notification to customer of any spills, releases, or discharges of materials, (i) requirements that we supply a self-performance audit, (j) requirements that we render monthly or quarterly reports to the customer, (k) requirements that we render monthly invoicing in approved time frames and formats, and (l) requirements that we maintain specified records.

We may need additional capital in the future.

The development and expansion of our business may require additional funds. In the future, we may seek additional equity or debt financing to provide funds for our business and operations. Such financing may not be available or may not be available on satisfactory terms. If financing is not available on satisfactory terms, we may be unable to expand our operations. While debt financing will enable us to expand our business more rapidly than we otherwise would be able to do, debt financing increases expenses and we must repay the debt regardless of our operating results. Equity financings could result in dilution to our existing stockholders.

Our inability to obtain adequate capital resources, whether in the form of equity or debt, to fund our business and growth strategies, may require us to delay, scale back, or eliminate some or all of our operations, which may adversely affect our financial results and operations.

We depend on key personnel who would be difficult to replace, and our business will likely be harmed if we lose their services or cannot hire additional qualified personnel.

Our success depends to a significant extent upon the continued services of our current management team and key personnel. The loss of one or more of our other key executives or employees could have a material adverse effect on our business. We do not maintain “key person” insurance policies on the lives of any of our executives or any of our other employees. We employ all of our executives and key employees on an at-will basis, and their employment can be terminated by us or them at any time, for any reason, and without notice, subject, in certain cases, to severance payment rights. In order to retain valuable employees, in addition to salary and cash incentives, we regard our ability as a public company to grant stock-based compensation as an important component of our ability to attract and retain key personnel. The value to employees of stock-based compensation over time will be significantly affected by movements in our stock price that are beyond our control and may at any time be insufficient to counteract offers from other companies.

Our success also depends on our ability to attract, retain, and motivate additional skilled management personnel. We plan to continue to expand our work force to continue to enhance our business and operating results. We believe that there is significant competition for qualified personnel with the skills and knowledge that we require. Many of the other companies with which we compete for qualified personnel have substantially greater financial and other resources than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than those which we have to offer. If we are not able to retain our current key personnel or attract the necessary qualified key personnel to accomplish our business objectives, we may experience constraints that will significantly impede the achievement of our business objectives and our ability to pursue our business strategy. New hires require significant training and, in most cases, take significant time before they achieve full productivity. New employees may not become as productive as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals. If our recruiting, training, and retention efforts are not successful or do not generate a corresponding increase in revenue, our business will be harmed.

Our operating results may experience significant fluctuations, which may make them difficult to predict.

In addition to the variability resulting from the short-term nature of our customers’ commitments, other factors contribute to significant periodic and seasonal quarterly fluctuations in our results of operations. These factors include the following:

•	the cyclicality of the markets we serve;

•	the timing and size of orders;

•	the volume of business opportunities relative to our capacity;

•	service introductions and market acceptance of new service offerings;

•	timing of expenses in anticipation of future business;

•	changes in the mix of the services we render;

•	changes in cost and availability of labor and third-party vendors;

•	changes in the value of commodities;

•	changes in prices or market requirements for recyclable materials;

•	timely delivery of services to customers;

•	pricing and availability of competitive services;

•	pressures on reducing selling prices;

•	the success in serving new markets;

•	introduction of new technologies into the markets we serve; and

•	changes in economic conditions.

Potential strategic alliances may not achieve their objectives, and the failure to do so could impede our growth.

We anticipate that we will enter into strategic alliances. Among other matters, we explore strategic alliances designed to enhance our service offerings, enlarge our customer base, provide valuable knowhow, or take advantage of new methods or technologies. Any strategic alliances may not achieve their intended objectives, and parties to our strategic alliances may not perform as contemplated. The failure of these alliances may impede our ability to expand our existing markets or to enter new markets.

Any acquisitions that we undertake could be difficult to integrate, disrupt our business, dilute stockholder value, and harm our operating results.

We plan to review strategic opportunities to buy other businesses that would complement our current service offerings, expand the scope of our service offerings, expand the breadth of our markets and sales channels, enhance our technical capabilities, or otherwise offer growth opportunities. If we make any future acquisitions, we could issue securities that would dilute the percentage ownership of our stockholders, incur substantial debt, or assume contingent liabilities.

Our experience in acquiring other businesses is limited. Potential acquisitions also involve numerous risks, including the following:

•	problems integrating the acquired operations, services, personnel, or technologies with our own;

•	unanticipated costs associated with the acquisition;

•	diversion of management’s attention from our core businesses;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering markets in which we have no or limited prior experience;

•	potential loss of key employees and customers of purchased organizations; and

•	risk of impairment charges related to potential write-downs of acquired assets in acquisitions.

Our acquisition strategy entails reviewing and potentially reorganizing acquired business operations, corporate infrastructure, and systems, and financial controls. Unforeseen expenses, difficulties, and delays frequently encountered in connection with rapid expansion through acquisitions could inhibit our growth and negatively impact our profitability. We may be unable to identify suitable acquisition candidates or to complete the acquisitions of candidates that we identify. Increased competition for acquisition candidates may increase purchase prices for acquisitions to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria. In addition, we may encounter difficulties in integrating the operations of acquired businesses with our own operations or managing acquired businesses profitably without substantial costs, delays, or other operational or financial problems.

The effects of global economic conditions may impact our business, operating results, or financial condition.

Global economic conditions can cause disruptions and extreme volatility in global financial markets, increase rates of default and bankruptcy, and impact levels of consumer and commercial spending. These macroeconomic developments could negatively affect our business, operating results, and financial condition in a number of ways. For example, current or potential customers may delay or decrease spending with us or may not pay us or may delay paying us for previously performed services.

The members of our board of directors and our executive officers have broad rights.

Our business is operated under the control of our board of directors and officers. Stockholders have no right to take part in the control of our affairs or the day-to-day management or operation of the business. Stockholders are permitted to vote only in a limited number of circumstances. While the members of the board of directors are accountable as fiduciaries and are obligated to exercise duties of due care, loyalty, and full disclosure in handling our affairs, the board of directors is entitled to certain limitations of liability and to indemnity by us. Such indemnity and limitation of liability may limit rights that our stockholders would otherwise have to seek redress against the board of directors. Our executive officers are entitled to similar indemnification and limitation of liability. Our stockholders who have questions concerning the duties of the board of directors to our stockholders should consult their own legal counsel.

Certain conflicts of interest exist within our organization.

Certain members of our board of directors, as holders of our capital stock, may have conflicts of interest with respect to our company and the stockholders and with respect to the exercise of their voting rights for the shares that they own.

The compensation we pay to our executive officers and employees will likely increase.

We believe that the compensation we have historically paid to our executive officers and certain of our employees is within the lower quartile of compensation paid by companies similar to us. We may increase the compensation payable to our executive officers and employees, which could include both base compensation and cash or equity bonuses and payouts under severance or change in control arrangements. An increase in compensation and bonuses payable to our executive officers and employees could decrease our net income or increase our net loss.

If we are unable to maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected.

Our reporting obligations as a public company will place a significant strain on our management and our operational and financial resources and systems for the foreseeable future. If we fail to maintain the adequacy of our internal control over financial reporting, we may not be able to produce reliable financial reports or help prevent fraud. Our failure to maintain effective internal control over financial reporting could prevent us from filing our periodic reports on a timely basis, which could result in the loss of investor confidence in the reliability of our consolidated financial statements, harm our business, and negatively impact the trading price of our common stock.

Risks Related to Ownership of Our Securities

Our stock price has been and will likely continue to be volatile, and the value of an investment in our common stock may decline.

The trading price of our common stock has been and is likely to continue to be volatile. In addition to the risk factors described in this section and elsewhere in this prospectus supplement, factors that may cause the price of our common stock to fluctuate include the following:

•	limited trading activity in our common stock;

•	actual or anticipated fluctuations in our quarterly or annual financial results;

•	the financial guidance we may provide to the public, any changes in such guidance, or our failure to meet such guidance;

•

the failure of industry or securities analysts to maintain coverage of our company, changes in financial estimates by any industry or securities analysts that follow our company, or our failure to meet such estimates;

•	various market factors or perceived market factors, including rumors, whether or not correct, involving us, our customers, our strategic partners, or our competitors;

•	sales, or anticipated sales, of large blocks of our stock;

•	short selling of our common stock by investors;

•	additions or departures of key personnel;

•	announcements of technological innovations by us or by our competitors;

•	introductions of new services or new pricing policies by us or by our competitors;

•	changing competitive factors;

•	regulatory or political developments;

•	fluctuating commodity prices, including oil;

•	litigation and governmental or regulatory investigations;

•	acquisitions or strategic alliances by us or by our competitors; and

•	general economic, political, and financial market conditions or events.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the price or liquidity of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit or paying for settlements or damages. Such a lawsuit could also divert the time and attention of our management from our business.

Future sales of our common stock in the public market by our existing stockholders, or the perception that such sales might occur, could depress the market price of our common stock.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market, and even the perception that these sales could occur may depress the market price. As of December 31, 2018, we had 15,328,870 shares of our common stock outstanding. Many of these shares may be sold in the public market, subject to prior registration or qualification for an exemption from registration, including, in the case of shares held by affiliates, compliance with the volume restrictions of Rule 144. Shares held by affiliates of our company, which generally include our directors, officers, and certain principal stockholders, are subject to the resale limitations of Rule 144 as described below. We also may register for resale shares that are deemed to be “restricted securities” or shares held by affiliates of our company.

In general, under Rule 144 as currently in effect, any person or persons whose shares are aggregated for purposes of Rule 144, who is deemed an affiliate of our company and beneficially owns restricted securities with respect to which at least six months has elapsed since the later of the date the shares were acquired from us, or from an affiliate of ours, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock and the average weekly trading volume in common stock during the four calendar weeks preceding such sale. Sales by affiliates under Rule 144 also are subject to certain manner-of-sale provisions and notice requirements and to the availability of current public information about us. Rule 701, as currently in effect, permits our employees, officers, directors, and consultants who purchase shares pursuant to a written compensatory plan or contract to resell these shares in reliance upon Rule 144, but without compliance with specific restrictions.

Rule 701 provides that affiliates may sell their Rule 701 shares under Rule 144 without complying with the holding period requirement and that non-affiliates may sell their shares in reliance on Rule 144 without complying with the holding period, public information, volume limitation, or notice provisions of Rule 144. A person who is not an affiliate, who has not been an affiliate within three months prior to sale, and who beneficially owns restricted securities with respect to which at least one year has elapsed since the later of the date the shares were acquired from us, or from an affiliate of ours, is entitled to sell such shares under Rule 144 without regard to any of the volume limitations or other requirements described above. Sales of substantial amounts of our common stock in the public market could adversely affect the market price for our common stock.

As of December 31, 2018, we had 3,506,631 shares of common stock issuable upon the exercise of outstanding stock options and warrants under our incentive compensation plan and other option and warrant agreements. Upon the exercise of stock options and warrants, such shares generally will be eligible for sale in the public market, except that affiliates will continue to be subject to volume limitations and other requirements of Rule 144. The issuance or sale of such shares could depress the market price of our common stock.

Future sales and issuances of our common stock or rights to purchase common stock by us, including pursuant to our equity incentive plan and employee stock purchase plan, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We intend to issue additional securities pursuant to our equity incentive plan and our employee stock purchase plan may issue equity or convertible securities in the future. To the extent we do so, our stockholders may experience substantial dilution. We may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities, or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales and new investors could gain rights superior to our existing stockholders.

Our directors, executive officers, and principal stockholders have substantial control over us and will be able to exert significant control over matters subject to stockholder approval.

Our directors, executive officers, and holders of more than 5% of our common stock, together with their affiliates, beneficially own or control a majority of our outstanding common stock. If these stockholders act together, including with respect to the election of specified directors as contemplated by a voting agreement among certain of them, they will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as a merger or other sale of our company or our assets. This concentration of ownership could limit your ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us.

Anti-takeover provisions could impair a takeover attempt of our company even if the transaction would be beneficial to our stockholders and could make it difficult for you to change our management.

Certain provisions of our articles of incorporation and bylaws and applicable provisions of Nevada law may have the effect of rendering more difficult, delaying, or preventing an acquisition of our company, even when this would be in the best interest of our stockholders.

Our articles of incorporation and bylaws include provisions that provide for the following:

•	authorize our board of directors to issue, without further action by the stockholders, up to 10,000,000 shares of undesignated preferred stock;

•	specify that special meetings of our stockholders can be called only by our board of directors or the chairman of our board of directors;

•	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our board of directors;

•	establish that our board of directors is divided into three classes, Class I, Class II, and Class III, with each class serving three-year staggered terms;

•	prohibit cumulative voting in the election of directors; and

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

In addition, we are subject to Section 78.438 of the Nevada General Corporation Law, which generally prohibits a Nevada corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of two years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by our board of directors. This provision could have the effect of delaying or preventing a change of control of our company, whether or not it is desired by or beneficial to our stockholders. In addition, other provisions of Nevada law may also discourage, delay, or prevent someone from acquiring us or merging with us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. Any provision of our articles of incorporation or bylaws or Nevada law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they adversely change their recommendations regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market, or our competitors. If adequate research coverage is not established or maintained on our company or if any of the analysts who may cover us downgrade our stock or publish inaccurate or unfavorable research about our business or provide relatively more favorable recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Since we do not expect to pay any cash dividends for the foreseeable future, our stockholders may be forced to sell their stock in order to obtain a return on their investment.

We have never declared or paid any cash dividends on our capital stock, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. We plan to retain any future earnings to finance our operations and growth plans. Our credit agreement also prohibits us from paying dividends on our common stock. Accordingly, investors must rely on sales of shares of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

Risks Related to Our Offering

If securities or industry analysts publish inaccurate or unfavorable research about us, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research reports that securities or industry analysts publish about us, our business and our industry. Assuming we obtain securities or industry analyst coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about us, our business or our industry, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market after this offering, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

We have not paid cash dividends to our stockholders and currently have no plans to pay future cash dividends.

We plan to retain earnings to finance future growth and have no current plans to pay cash dividends to stockholders. Because we have not paid cash dividends, holders of our securities will experience a gain on their investment in our securities only in the case of an appreciation of value of our securities. You should neither expect to receive dividend income from investing in our common stock nor an appreciation in value.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of such proceeds

In connection with this offering, we will incur certain costs, consisting of various registration, printing, and professional services fees.

DIVIDEND POLICY

We have never declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our capital stock. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then existing conditions, including our operating results, financial condition, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

SELLING STOCKHOLDERS

The following table lists the name of the selling stockholders, the number of shares of common stock beneficially owned by the selling stockholders as of April 5, 2019, the percentage of shares of common stock beneficially owned by the selling stockholders prior to this offering, the number of shares of common stock offered for sale by the selling stockholders by this prospectus supplement, the number of shares of common stock to be beneficially owned by the selling stockholders after this offering, and the percentage of shares of common stock to be beneficially owned by the selling stockholders after this offering. The information in the table below is based upon information provided to us by the selling stockholders. Unless otherwise noted, the person identified possesses sole voting and investment power with respect to the shares set forth below.

Percentage of beneficial ownership is based on 15,328,870 shares of our common stock outstanding as of April 5, 2019.

	Shares of Common Stock Beneficially Owned Prior to the Offering (1)		Shares of Common Stock Offered for Sale	Shares of Common Stock Beneficially Owned after the Offering (2)
Name of Selling Stockholder	Number	Percent		Number	Percent
Southwest Green Investments, L.L.C. (3)	3,668,863	23.9%	1,950,000	1,718,863	11.2%
Jeffrey D. Forte (4)	1,661,268	10.8%	500,000	1,161,268	7.6%
Bear & Bug, L.P. (5)	1,846,915	12.0%	1,846,915	—	—

*	Less than one percent
(1)

The ownership percentage is based on 15,328,870 shares of common stock outstanding as of April 5, 2019 plus the number of shares that the selling stockholders have the right to acquire within 60 days of April 5, 2019.

(2)

The ownership percentage is based on 15,328,870 shares of common stock outstanding as of April 5, 2019 plus the number of shares that the selling stockholders have the right to acquire within 60 days of April 5, 2019, and assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

(3)

Mitchell A. Saltz, a director of our company, controls the investment decisions with respect to all such shares. Southwest Green Investments, L.L.C. is owned by a limited partnership in which Mr. Saltz owns an indirect interest.

(4)	Includes 63,750 shares issuable upon exercise of vested stock options. Mr. Forte is a director of our company.
(5)	Brian S. Dick controls the investment decisions with respect to all such shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences generally applicable to non-U.S. holders (as defined below) with respect to the beneficial ownership and disposition of shares of our common stock, but does not purport to be a complete analysis of all potential tax considerations related thereto. This summary is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary or proposed U.S. Department of the Treasury regulations promulgated thereunder, administrative rulings and judicial opinions, all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to non-U.S. holders who purchase our common stock issued pursuant to this offering and who hold shares of our common stock as capital assets (within the meaning of Section 1221 of the Code).

This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of U.S. federal estate or gift tax laws or tax considerations arising under the laws of any non-U.S., state or local jurisdiction. This discussion also does not address tax considerations applicable to a non-U.S. holder subject to special treatment under the U.S. federal income tax laws, including without limitation:

•	banks, insurance companies, underwriters, or other financial institutions;

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes;

•	tax-exempt organizations;

•	tax-qualified retirement plans, individual retirement accounts, or other tax deferred accounts;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons that own, or have owned, actually or constructively, more than 5% of our common stock; and

•	persons that will hold our common stock as a position in a hedging transaction, “straddle” or “conversion transaction” for tax purposes.

Accordingly, we urge prospective investors to consult with their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership (or member in such other entity) will generally depend upon the status of the partner and the activities of the partnership. Any partner in a partnership (or such other entity) holding shares of our common stock should consult its own tax advisor.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Definition of Non-U.S. Holder

In general, a “non-U.S. holder” is any beneficial owner of our common stock that is not a U.S. person. A “U.S. person” is any of the following:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia (or entity treated as such for U.S. federal income tax purposes);

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Department of the Treasury regulations to be treated as a U.S. person.

Distributions on Our Common Stock

As described in the section titled “Dividend Policy,” we currently do not anticipate paying dividends on our common stock in the foreseeable future. If, however, we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current earnings and profits for that taxable year or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s adjusted tax basis in our common stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described below under “ – Gain on Sale or Other Disposition of Our Common Stock.”

Any dividend paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying, under penalties of perjury, such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders are encouraged to consult their tax advisors regarding possible entitlement to benefits under a tax treaty.

If a non-U.S. holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with such holder’s conduct of a trade or business within the United States, the dividend will not be subject to the aforementioned U.S. federal withholding tax. Instead, the dividend generally will be subject to U.S. federal income tax in the manner described below under “– Effectively Connected Income.”

Gain on Sale or Other Disposition of Our Common Stock

Except as otherwise discussed below, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock unless:

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (or, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•	we are or have been a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes. We do not believe we are or will become a USRPHC.

Gain described in the first bullet point above will be subject to U.S. federal income tax in the manner described below under “– Effectively Connected Income.” A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the sale, exchange, or other taxable disposition, which may be offset by U.S. source capital losses of the non-U.S. holder.

Effectively Connected Income

Any dividend with respect to, or gain realized upon the sale, exchange or other taxable disposition of, our common stock that is effectively connected with a trade or business carried on by a non-U.S. holder within the United States (or, if an income tax treaty applies, that is attributable to a permanent establishment maintained by such non-U.S. holder in the United States) will be subject to U.S. federal income tax, based on the non-U.S. holder’s net income, generally in the same manner as if the non-U.S. holder were a U.S. person for U.S. federal income tax purposes. If a dividend or gain is effectively connected with a U.S. trade or business of a non-U.S. holder that is a corporation, such corporate non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), subject to certain adjustments. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, annual reporting to the IRS and to each non-U.S. holder will be required as to the amount of dividends paid to such non-U.S. Holder and the tax withheld, if any, with respect to such dividends. This information also may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding generally will not apply to distributions to a non-U.S. holder of our common stock if the non-U.S. holder properly certifies as to its non-U.S. status, generally on an applicable IRS Form W-8, such as IRS Form W-8BEN, W- 8BEN-E or W-8ECI.

Information reporting will apply to the proceeds of a sale of a common stock within the United States or conducted through certain U.S.-related financial intermediaries. Depending on the circumstances, backup withholding may apply as well, unless the beneficial owner furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or IRS Form W-8ECI (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, subject to certain exceptions, Section 1471 of the Code generally imposes a 30% withholding tax on (i) dividends paid with respect to our common stock, and, (ii) subject to the following sentence, the gross proceeds from a sale or other disposition of, our common stock, in each case paid to (i) a “foreign financial institution” (as defined in the Code), or FFI, unless the FFI enters into an agreement with the U.S. Treasury Department to perform due diligence and collect and report detailed information regarding its U.S. accounts and their holders (including certain account holders that are foreign entities that have U.S. owners), and satisfies certain other requirements and (ii) a “non-financial foreign entity” (as defined in the Code), or NFFE, unless the NFFE either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, and complies with certain other requirements. The IRS and the U.S. Treasury Department recently issued proposed U.S. Treasury Regulations (the “Proposed Regulations”) that would remove gross proceeds described in (ii) above from the withholding obligation. Taxpayers may rely on the provisions of the Proposed Regulations until final regulations are issued. An intergovernmental agreement implementing FATCA between the United States and an applicable non-U.S. jurisdiction may modify these requirements.

Under certain circumstances, a Non-U.S. Holder of shares of our common stock might be eligible for refunds or credits of the tax. Prospective investors are encouraged to consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock, including without limitation the interaction of FATCA withholding with the other withholding rules discussed above.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated April 9, 2019, Roth Capital Partners, LLC (the “underwriter”) has agreed to purchase from the selling stockholders, and the selling stockholders have agreed to sell to the underwriter, 4,296,915 shares of our common stock.

The underwriting agreement provides that the obligation of the underwriter to purchase and accept delivery of the shares of our common stock offered by this prospectus supplement are subject to certain conditions set forth in the underwriting agreement. The underwriter is obligated to purchase and accept delivery of all of the shares of our common stock offered by this prospectus supplement, if any are purchased.

Commission, Discounts, and Expenses

The underwriter proposes to offer shares of common stock directly to the public at the public offering price indicated on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.045 per share. If all of the shares of common stock are not sold at the public offering price, the underwriter may change the public offering price and the other selling terms.

The following table shows the per share and total underwriting discount that the selling stockholders will pay to the underwriter.

	Per Share	Total
Public offering price	$1.500	$6,445,373
Underwriting discounts and commissions	$0.090	$386,722
Proceeds to selling stockholders, before expenses	$1.410	$6,058,650

We estimate that the total expenses of the offering payable by us after taking into account expenses reimbursed by the selling stockholders, excluding the underwriting discount, will be approximately $28,900. In addition, the selling stockholders have agreed to reimburse the underwriter for certain of their expenses in an amount up to $75,000.

Indemnification

We and selling stockholders have agreed to indemnify the underwriter against various liabilities, including certain liabilities under the Securities Act and the Exchange Act or to contribute to payments the underwriter may be required to make because of any of those liabilities.

Lock-up Agreements

We, each of our directors and officers, and the selling stockholders have agreed, for a period of 90 days after the date of this prospectus supplement and subject to certain exceptions, not to directly or indirectly:

•

issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock; or

•

in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock beneficially owned by them or other capital stock or any securities beneficially owned by them that are convertible into or exercisable or exchangeable for our common stock or other capital stock other than a Form S-8 Registration Statement to cover shares and interests granted under the Company’s equity incentive plans; or

•	in the case of us, complete any offering of our debt securities, other than entering into a line of credit with a traditional bank; or

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Price Stabilization, Short Positions, and Penalty Bids

Until this offering is completed, SEC rules may limit the ability of the underwriter and certain selling group members to bid for and purchase shares of our common stock. As an exception to these rules, the underwriter may engage in certain transactions that stabilize the price of the shares of our common stock. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and passive market making. A short sale is covered if the short position is no greater than the number of shares of our common stock available for purchase by the underwriter under the option to purchase additional common stock. The underwriter can close out a covered short sale by exercising the option to purchase additional shares of common stock or purchasing shares of our common stock in the open market. In determining the source of shares of our common stock to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares of our common stock compared to the price available under the option to purchase additional shares of common stock. The underwriter may also sell shares of our common stock in excess of the option to purchase additional shares of common stock, creating a naked short position. The underwriter must close out any naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if the underwriter are concerned that there may be downward pressure on the price of the shares our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriter may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the shares of our common stock. The underwriter may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the shares of our common stock in the offering, if the syndicate repurchases previously distributed shares of our common stock to cover syndicate short positions or to stabilize the price of the shares of our common stock. These activities may raise or maintain the market price of the shares of our common stock above independent market levels or prevent or retard a decline in the market price of the shares of our common stock.

In connection with this transaction, the underwriter may engage in passive market making transactions in the shares of our common stock, prior to the pricing and completion of this offering. Passive market making is permitted by Regulation M of the Securities Act and consists of displaying bids no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the shares of our common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the shares of our common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions.

These activities, as well as other purchases of our common stock in this offering by the underwriter for their own account, may stabilize, maintain or otherwise affect the market price of the shares of our common stock. As a result the price of the shares of our common stock may be higher than the price that otherwise might exist in the open market. The underwriter are not required to engage in these activities. If these activities are commenced, they may be discontinued by the underwriter without notice at any time.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter of the offering, or by its affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, the prospectus or the registration statement, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “QRHC.”

Other Relationships

The underwriter and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

European Economic Area

This prospectus supplement and the accompanying prospectus do not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a “Relevant Member State”) an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(c)	in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement and the accompanying prospectus are not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) by a person authorized under FSMA. The financial promotions contained in this prospectus supplement and the accompanying prospectus are directed at, and this prospectus supplement and the accompanying prospectus are only being distributed to, (1) persons who receive this prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “Relevant Persons”). This prospectus supplement and the accompanying prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant.

Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

LEGAL MATTERS

The validity of the common stock to be issued in this offering will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona. Certain legal matters in connection with this offering will be passed upon for the underwriter by DLA Piper LLP (US), Phoenix, Arizona.

EXPERTS

The consolidated financial statements of Quest Resource Holding Corporation and subsidiaries for the years ended December 31, 2018 and 2017 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Semple, Marchal & Cooper, LLP, an independent registered public accounting firm, and such consolidated financial statements have been so incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$20,000,000

Common Stock

Preferred Stock

Warrants

Units

and

4,296,915 Shares of Common Stock for Resale by Selling Stockholders

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of common stock, preferred stock, and warrants, either separately or in units, up to an aggregate amount of $20,000,000.

In addition, the selling stockholders may offer and resell up to 4,296,915 shares of our common stock from time to time. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. In any prospectus supplement relating to any sales by selling stockholders, we will, among other things, identify the number of shares of our common stock that each of the selling stockholders will be selling. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation and the nature of our arrangements with them will be described in the applicable prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.

The aggregate market value of the outstanding shares of our common stock held by non-affiliates is approximately $11,029,410, which was calculated in accordance with General Instruction I.B.6 of Form S-3 and is based on 6,725,250 shares of common stock outstanding held by non-affiliates as of March 14, 2019, and a price per share of $1.64, which was the last reported sale price of our common stock on the Nasdaq Capital Market on March 4, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will the aggregate market value of securities sold by us or on our behalf in a primary offering pursuant to the registration statement of which this prospectus forms a part during any 12-calendar-month period exceed one-third of the aggregate market value of our common stock held by non-affiliates, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Our common stock is listed on the Nasdaq Capital Market under the symbol “QRHC.” We will make application to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the Nasdaq Capital Market. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

This prospectus may not be used to consummate a sale of our securities unless accompanied by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 4 and in any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2019

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $20,000,000. In addition, under this shelf registration process, the selling stockholders may sell from time to time up to 4,296,915 shares of our common stock. This prospectus provides you with general information regarding the securities that we and the selling stockholders may offer in the future. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that contains specific information about any offering by us or the selling stockholders, including the names of any selling stockholders, if applicable.

The prospectus supplement also may add, update, or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering, as well as additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date indicated on their respective cover pages, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

In this prospectus, the terms “we,” “our,” “us,” and “our company” refer to Quest Resource Holding Corporation and its subsidiaries, unless otherwise specified.

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PROSPECTUS SUMMARY

The following summary does not contain all of the information that may be important to purchasers of our securities. Prospective purchasers of securities should carefully review the detailed information, risk factors, and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this prospectus, the applicable prospectus supplement, or applicable free writing prospectus.

Our Company

We are a national provider of reuse, recycling, and disposal services that enable our customers to achieve and satisfy their environmental and sustainability goals and responsibilities. We provide businesses across multiple industry sectors with single source solutions for the reuse, recycling, and disposal of a wide variety of waste streams and recyclables generated by their operations. Our customers typically are multi-location businesses for which we create, implement, and manage customer-specific programs for the collection, processing, recycling, disposal, and tracking of waste streams and recyclables.

We believe our services are comprehensive, innovative, and cost effective. Our services are designed to enable our business customers to capture the commodity value of their waste streams and recyclables, reduce their disposal costs, enhance their management of environmental risks, enhance their legal and regulatory compliance, and achieve their sustainability goals while maximizing the efficiency of their assets. Our services currently focus on the waste streams and recyclables from big box, food chain, and other retailers; automotive repair, maintenance, and tire operations; truck and bus fleet operators; manufacturing plants; multi-family and commercial properties; and construction and demolition projects. We currently concentrate on programs for recycling motor oil and automotive lubricants, oil filters, scrap tires, food waste, meat renderings, cooking oil and grease, plastics, cardboard, metal, glass, paper, construction debris, as well as a large variety of hazardous and non-hazardous solid and liquid wastes. In addition, we offer products such as antifreeze and windshield washer fluid as well as other minor ancillary services.

We also provide information and data that tracks and reports the environmental results of our services and provides actionable data to improve business operations. The data we generate also enables our customers to achieve and satisfy their environmental and sustainability goals and responsibilities.

Our Strategy

Our goal is to be a leading environmental services company. Key elements of our strategy to achieve our goal include the following:

•	Recycling Services. We intend to continue to enhance the comprehensive, one-stop recycling services that we provide for the waste streams and recyclables produced by our business customers.

•

Emphasize Monetary and other Benefits of Recycling. We intend to emphasize the monetary advantages of recycling by demonstrating to businesses their ability to capture the commodity value of their waste streams and recyclables, reduce their disposal costs, enhance their management of environmental risks, enhance their legal and regulatory compliance, and achieve their sustainability goals.

•

Expand Our Customer Base. We intend to continue to expand the customer base for our services by focusing on the expertise we have gained and the value proposition that we offer to our business customers in terms of lower overall removal costs, recyclable commodity value, flexible programs, broad service offerings, and a national footprint that we believe provides us with competitive advantages in expanding our customer base.

•

Expand into New Customer Verticals. We plan to expand to serve growing industries that we do not currently service, but that generate waste streams and recyclables that can benefit from our ability to manage a large variety of waste streams and recyclables, respond quickly to service requests, and provide what we consider industry-leading collection, processing, and data reporting.

•

Expand the Types of Materials Covered by Our Services. We plan to expand the types of waste streams and recyclables covered by our services. To date, our revenue has been generated primarily from our solutions for used oil, oil filters, scrap tires, grease and cooking oil, solid waste, expired food products, metals, cardboard, and hazardous materials. We believe that we can provide value to our business customers by servicing a larger portion of disposable and recyclable materials, including construction and debris waste.

•

Maintain Virtual Facilities and Equipment. We plan to continue to pursue an “asset light” strategy that utilizes third-party vendors or subcontractors for the collection, sorting, and processing of recyclable and waste materials for businesses. This strategy results in a scalable business model that enables us to concentrate on our core competencies of developing service solutions that are attractive to customers and selling recyclable materials at volumes that provide favorable prices; enables us to render our services on a national basis without the need for an extensive workforce, multiple facilities, or numerous vehicles; allows us to negotiate with multiple subcontractors to optimize our pricing; and reduces our capital expenditures and working capital requirements.

•

Leverage Governmental and Social Factors Expanding Recycling. We intend to leverage the demands by governmental authorities and by the public to expand efforts to recycle materials because of concerns about sustainability, greenhouse gases, global warming, pollution, and other environmental concerns.

•

Pursue Strategic Technologies and Processes. We plan to identify, investigate, develop, and deliver new technologies and processes that we believe have the potential to contribute additional economic and financial value.

•

Pursue Strategic Acquisitions. We plan to capitalize on the significant market, technology, and process opportunities available in the environmental and recycling services industry. As a result of our considerable industry experience and relationships, we believe we are well positioned to identify and evaluate acquisition candidates and assess their growth prospects, the quality of their management teams, their local reputation with customers, and the suitability of their locations. We believe we are regarded as an attractive acquiror because of (1) our historical performance of successfully developing and servicing new customers; (2) the experience and reputation of our management team within the industry; (3) our decentralized operating strategy, which generally enables the managers of an acquired company to continue their involvement in company operations; (4) the ability of management and employees of acquired companies to participate in our potential growth and expansion through stock ownership and career advancement opportunities; and (5) the ability to offer liquidity to the owners of acquired companies through the receipt of common stock or cash.

Our History

We were incorporated in Nevada in July 2002 under the name BlueStar Financial Group, Inc. Prior to 2010, we were a “shell company” under the rules of the Securities and Exchange Commission, or the SEC. On March 30, 2010, we (i) closed a transaction to acquire Youchange, Inc., an Arizona corporation, or Youchange, as a wholly owned subsidiary, (ii) ceased being a shell company, and (iii) experienced a change in control in which the former stockholders of Youchange acquired control of our company. In May 2010, we changed our name to YouChange Holdings Corp.

On October 17, 2012, immediately prior to closing a merger transaction with Earth911, Inc., or Earth911, we filed Amended and Restated Articles of Incorporation to (i) change our name to Infinity Resources Holdings Corp., (ii) increase our shares of common stock authorized for issuance, (iii) authorize shares of preferred stock to be designated in series or classes as our board of directors may determine, (iv) effect a 1-for-5 reverse split of our common stock, and (v) divide our board of directors into three classes, as nearly equal in number as possible. On October 17, 2012, we closed the merger transaction to acquire Earth911 as a wholly owned subsidiary and experienced a change in control in which the former stockholders of Earth911 acquired control of our company.

On July 16, 2013, we acquired all of the issued and outstanding membership interests of Quest Resource Management Group, LLC, or Quest, held by Quest Resource Group LLC, or QRG, comprising 50% of the membership interests of Quest, or the Quest Interests. Our wholly owned subsidiary, Earth911, held the remaining 50% of the membership interests of Quest for several years. Concurrently with our acquisition of the Quest Interests, we assigned the Quest Interests to Earth911 so that Earth911 now holds 100% of the issued and outstanding membership interests of Quest. On October 28, 2013, we changed our name to Quest Resource Holding Corporation, increased our shares of common stock authorized for issuance, and changed our trading symbol to “QRHC.”

On February 20, 2018, we entered into an Asset Purchase Agreement with Earth Media Partners, LLC to sell certain assets of our wholly owned subsidiary, Earth911, related to the Earth911.com website business in exchange for an aggregate earn-out amount of approximately $350,000 and a 19% interest in Earth Media Partners, LLC. Earth911 was subsequently renamed Quest Sustainability Services, Inc.

Our Offices

We maintain our principal executive offices at 3481 Plano Parkway, The Colony, Texas 75056. Our telephone number is (972) 464-0004. Our website is located at www.qrhc.com. Other than as described in “Where You Can Find More Information” below, the information on, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement. Our website address is included as an inactive textual reference only.

The Securities That May Be Offered

We may offer up to $20,000,000 of common stock, preferred stock, warrants, and units in one or more offerings and in any combination. In addition, the selling stockholders may sell up to 4,296,915 shares of our common stock from time to time in one or more offerings. In this prospectus, we refer to the common stock, preferred stock, warrants, and units collectively as “securities.” This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we or the selling stockholders offer securities, will describe the specific amounts, prices, and terms of the securities we or the selling stockholders offer. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible or exercisable into our common stock. In addition, the selling stockholders may offer shares of our common stock. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefore. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

Preferred Stock

Under the terms of our third amended and restated certificate of incorporation, we are authorized to issue shares of preferred stock in one or more classes or series. Our board of directors has the sole discretion to determine the number of each class or series and the voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designation of each class or series of preferred stock. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights, and rights to convert into common stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 on file with the SEC, which is incorporated by reference in this prospectus and in any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus and each prospectus supplement includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, included or incorporated in this prospectus or any prospectus supplement regarding our strategy, prospects, plans, objectives, future operations, future revenue and earnings, projected margins and expenses, technological innovations, future products or product development, product development strategies, potential acquisitions or strategic alliances, the success of particular product or marketing programs, the amount of revenue generated as a result of sales to significant customers, financial position, and liquidity and anticipated cash needs and availability are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements.

Actual results or events could differ materially from the forward-looking statements we make. Among the factors that could cause actual results to differ materially are the factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected, or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement, or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement, or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events, or otherwise, except as required by U.S. federal securities law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

PROSPECTUS SUPPLEMENTS

This prospectus provides you with a general description of the proposed offering of our securities. Each time that we or the selling stockholders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update, or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe the terms of any offering of securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of securities.

USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for the repayment of indebtedness outstanding from time to time and for general corporate purposes, which may include working capital, capital expenditures, acquisitions, and repurchases of our common stock or other securities. Pending these uses, the net proceeds may also be temporarily invested in cash equivalents or short-term securities. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

SECURITIES WE MAY OFFER

The following is a general description of the terms and provisions of the securities we and the selling stockholders may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and provisions of each security. A prospectus supplement, which we will provide each time we or the selling stockholders offer securities, will describe the specific amounts, prices, and terms of the securities we or the selling stockholders offer. Any prospectus supplement may also add, update, or change information contained in this prospectus, including the material terms and provisions of the securities as described in this prospectus. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We may offer up to $20,000,000 of common stock, preferred stock, warrants, and units in one or more offerings and in any combination. In addition, the selling stockholders may sell up to 4,296,915 shares of our common stock from time to time in one or more offerings.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

This section describes the general terms of our common stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our third amended and restated articles of incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Our common stock and the rights of the holders of our common stock are subject to the applicable provisions of the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, which we refer to as “Nevada law,” our third amended and restated articles of incorporation, our second amended and restated bylaws, the rights of the holders of our preferred stock, if any, as well as some of the terms of our credit agreement and any other outstanding indebtedness.

As of March 15, 2019, under our third amended and restated articles of incorporation, we had the authority to issue 200,000,000 shares of common stock, par value $0.001 per share, of which 15,328,870 shares of our common stock were outstanding as of that date.

The following description of our common stock, and any description of our common stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, Nevada law and the actual terms and provisions contained in our third amended and restated articles of incorporation and our second amended and restated bylaws, each as amended from time to time.

Dividend Rights

Subject to limitations under Nevada law and preferences that may apply to any then-outstanding shares of preferred stock, holders of common stock are entitled to share in all dividends or other distributions when, as, and if declared by our board of directors. The right of our board of directors to declare dividends or make any distributions to our stockholders, however, is subject to any indebtedness outstanding from time to time and the availability of sufficient funds under Nevada law to pay dividends.

Voting Rights

Each outstanding share of common stock is entitled to one vote per share of record on all matters submitted to a vote of stockholders and to vote together as a single class for the election of directors and in respect of other corporate matters. At a meeting of stockholders at which a quorum is present, for all matters other than a vote on certain corporate changes and the election of directors, an affirmative vote of the majority of the votes cast decides all questions.

Directors will be elected by a plurality of the votes of the holders of the shares of common stock present in person or by proxy at the meeting. Holders of shares of common stock do not have cumulative voting rights. A vote of holders of a majority of our outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as certain mergers and reorganizations or an amendment to our third amended and restated articles of incorporation.

Miscellaneous

Holders of our common stock have no preemptive rights, no conversion rights, and there are no redemption provisions applicable to our common stock. We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series or classes, any or all of the authorized but unissued shares of preferred stock with such dividend, redemption, conversion, and exchange provisions as may be provided in the particular series. Any series of preferred stock may possess voting, dividend, liquidation, and redemption rights superior to that of our common stock. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued by us in the future. As of the date of this registration statement, no class or series of preferred stock has been designated and no shares of preferred stock have been issued.

Options and Other Stock-Based Rights

From time to time, we have issued and expect to continue to issue options and other stock-based rights, including restricted stock units, or RSUs, to various lenders, investors, advisors, consultants, employees, officers, and directors of our company. As of March 15, 2019, we had outstanding stock options to purchase 2,187,483 shares of our common stock at a weighted average exercise price of $5.96 per share, of which 1,200,417 shares of common stock were issuable upon exercise of vested stock options as of that date.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “QRHC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail and may provide information that is different from terms described in this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our third amended and restated certificate of incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement. A certificate of designation or amendment to our third amended and restated certificate of incorporation will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference as an exhibit to the registration statement before the preferred stock is issued. The following description of our preferred stock, and any description of the preferred stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, Nevada law and the actual terms and provisions contained in our third amended and restated certificate of incorporation and second amended and restated bylaws, each as amended from time to time.

As of March 15, 2019, under our third amended and restated certificate of incorporation, we had the authority to issue 10,000,000 shares of preferred stock, par value $0.001 per share, which are issuable in classes or series on terms to be determined by our board of directors. Accordingly, our board of directors is authorized, without action by the stockholders, to issue preferred stock from time to time with such voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designation of each class or series of stock as it may determine in its sole discretion. All shares of any one series of our preferred stock will be identical. All series shall rank equally and shall provide for other terms as described in the applicable prospectus supplement. As of the date of this registration statement, no class or series of preferred stock has been designated and no shares of preferred stock have been issued.

Terms of Preferred Stock to Be Offered

Unless provided in a prospectus supplement, the shares of our preferred stock to be issued will have no preemptive rights. Any prospectus supplement offering our preferred stock will furnish the following information with respect to the preferred stock offered by that prospectus supplement:

•	the title and stated value of the preferred stock;

•	the number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	any dividend rights;

•	any dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	the date from which distributions on the preferred stock shall accumulate, if applicable;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•	any right to convert the preferred stock into a different type of security;

•	any voting rights attributable to the preferred stock;

•	any rights and preferences upon our liquidation, dissolution, or winding up of our affairs;

•	any terms of redemption;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	a discussion of federal income tax considerations applicable to the preferred stock;

•

the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution, or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations, or restrictions of the preferred stock.

Rank

Unless otherwise indicated in the applicable prospectus supplement, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution, or winding up, and allocation of our earnings and losses:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that these equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that these equity securities rank senior to the preferred stock.

Distributions

Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders may be entitled to receive distributions when, as, and if declared by our board of directors, out of legally available funds and to share pro rata based on the number of preferred shares, common stock, and other parity equity securities outstanding. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to the applicable series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

We may not declare, pay, or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock. Similarly, we may not declare, pay, or set apart for payment non-stock dividends or make other payments on the common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution, or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution, or winding up, the holders of each series of our preferred stock will be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution). Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution, or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our other classes or series of equity securities ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution, or winding up, then the holders of our preferred stock and all other such classes or series of equity securities will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred stock upon our liquidation, dissolution, or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable prospectus supplement. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price, and provisions affecting conversion in the event of the redemption of that preferred stock.

Redemption

If so provided in the applicable prospectus supplement, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times, and at the redemption prices set forth in such prospectus supplement. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price. No series of preferred stock will receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Registrar and Transfer Agent

The registrar and transfer agent for our preferred stock will be set forth in the applicable prospectus supplement.

If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination, or proxy contest, assumption of control by a holder of a large block of our securities, or the removal of incumbent management, even if these events were favorable to the interests of stockholders. Our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences that may adversely affect the holders of our other equity or debt securities.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common stock (which we refer to as common stock warrants) or preferred stock warrants (which we refer to as preferred stock warrants). Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities. As of March 15, 2019, we had 1,733,565 outstanding common stock warrants.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number, and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	the minimum amount of the warrants that may be exercised at any one time;

•	any information with respect to book-entry procedures;

•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the U.S. federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, common stock warrants and preferred stock warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any common stock warrants or preferred stock warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash shares of common stock or preferred stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other office indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of common stock or preferred stock. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase, or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of common stock warrants or preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations, or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities, or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, and/or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

CERTAIN PROVISIONS OF NEVADA LAW AND

OUR CHARTER AND BYLAWS

The following paragraphs summarize certain provisions of Nevada law and our third amended and restated articles of incorporation and second amended and restated bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Nevada law and to our third amended and restated articles of incorporation and second amended and restated bylaws, copies of which are on file with the SEC as exhibits to reports previously filed by us. See “Where You Can Find More Information.”

General

Certain provisions of our third amended and restated articles of incorporation and second amended and restated bylaws and Nevada law could make our acquisition by a third party, a change in our incumbent management, or a similar change in control more difficult, including:

•	an acquisition of us by means of a tender or exchange offer;

•	an acquisition of us by means of a proxy contest or otherwise; or

•	the removal of a majority or all of our incumbent officers and directors.

These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal. The existence of these provisions which are described below could limit the price that investors might otherwise pay in the future for our securities. This description is intended as a summary only and is qualified in its entirety by reference to our third amended and restated articles of incorporation and second amended and restated bylaws, as well as Nevada law.

Third Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws

Authorized But Unissued Capital Stock. We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Capital Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest, or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Blank Check Preferred Stock. Our board of directors, without stockholder approval, has the authority under our third amended and restated articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could impair the rights of holders of common stock, and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Classified Board of Directors. Our third amended and restated articles of incorporation provide for a board of directors comprised of three classes of directors, with each class serving a three-year term beginning and ending in different years than those of the other two classes. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. As a result, it will be harder for the existing stockholders to replace our board of directors or for another party to obtain control of our company by replacing our board of directors.

Number of Directors; Removal; Filling Vacancies. Our third amended and restated articles of incorporation and second amended and restated bylaws provide that the number of directors shall be fixed by resolution of our board of directors from time to time. Our second amended and restated bylaws provide that directors may be removed without cause by the affirmative vote of a majority of the outstanding shares entitled to vote. Our second amended and restated articles of incorporation and second amended and restated bylaws provide that vacancies on our board of directors may be filled solely by a majority vote of the remaining directors, even though less than a quorum. The stockholders may fill a vacancy only if there are no directors in office.

Stockholder Meetings. Our second amended and restated bylaws provide that stockholders may not call a special meeting of stockholders. Rather, only our board of directors or the chairman of our board of directors may call special meetings of stockholders. Our second amended and restated bylaws also provide that the business of special meetings of stockholders shall be confined to the purposes stated in the notice of the meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our second amended and restated bylaws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of this intention in writing. To be timely, a stockholder must deliver or mail the notice and we must receive the notice at our principal executive offices not later than 60 and not earlier than 90 days prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. Our second amended and restated bylaws also specify requirements as to the form and content of the stockholder’s notice. These provisions could delay stockholder actions that are favored by the holders of a majority of our outstanding stock until the next stockholders’ meeting.

Nevada Anti-Takeover Provisions

Nevada law contains both (i) a control share statute, which generally denies voting rights to the shares of any person who acquires a controlling interest in certain Nevada corporations unless the voting rights of such shares are approved by a majority of the disinterested voting power of the corporation; and (ii) an affiliate transaction statute, which generally prevents certain business combinations between a Nevada corporation and the beneficial owners of 10% or more of the voting shares of such corporation.

Limitation of Liability and Indemnification

Nevada law authorizes a Nevada corporation to limit the personal liability of directors and officers to the corporation, its stockholders, or its creditors for damages for certain actions or failures to act in their capacity as a director of officer. We believe that such a provision is beneficial in attracting and retaining qualified officers and directors, and accordingly, our third amended and restated articles of incorporation include provisions limiting the liability of our officers and directors to the fullest extent permitted by Nevada law. In addition, our second amended and restated bylaws provide that we may indemnify our officers and directors to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Our second amended and restated bylaws also permit us to purchase and maintain insurance on behalf of any officer or director for any liability arising out of his or her actions in that capacity, regardless of whether our second amended and restated bylaws would otherwise permit indemnification for that liability.

SELLING SECURITY HOLDERS

This prospectus also relates to the possible resale by certain of our stockholders (referred to in this prospectus as the selling stockholders) of up to 4,296,915 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part.

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of March 15, 2019, by the selling stockholders. The information in the table below is based upon information provided to us by the selling stockholders. The selling stockholders may sell all, some, or none of their shares registered pursuant to the registration statement of which this prospectus is a part. See “Plan of Distribution.” Unless otherwise noted, the person identified possesses sole voting and investment power with respect to the shares set forth below.

				Ownership After Offering (1)
Selling Stockholder	Number of Shares Beneficially Owned (2)	Percent	Number of Shares that May be Sold	Number of Shares	Percent
Southwest Green Investments, L.L.C. (3)	3,668,863	23.9%	1,950,000	1,718,863	11.2%
Jeffrey D. Forte (4)	1,660,018	10.8%	500,000	1,160,018	7.5%
Bear & Bug, L.P. (5)	1,846,915	12.1%	1,846,915	—	—

(1)

The ownership percentage is based on 15,328,870 shares of common stock outstanding as of March 15, 2019 plus the number of shares that the selling stockholder has the right to acquire within 60 days of March 15, 2019, and assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus and the sale of no shares by us.

(2)

The ownership percentage is based on 15,328,870 shares of common stock outstanding as of March 15, 2019 plus the number of shares the selling stockholder has the right to acquire within 60 days of March 15, 2019.

(3)

Mitchell A. Saltz, a director of our company, controls the investment decisions with respect to all such shares. Southwest Green Investments, L.L.C. is owned by a limited partnership in which Mr. Saltz owns an indirect interest.

(4)	Includes 62,500 shares issuable upon exercise of vested stock options. Mr. Forte is a director of our company.
(5)	Brian S. Dick controls the investment decisions with respect to all such shares.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•	the name or names of any underwriters or agents;

•	any public offering price;

•	the proceeds from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We or the selling stockholders may distribute the securities from time to time in one or more of the following ways:

•	at a fixed public offering price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Unless otherwise indicated in the applicable prospectus supplement, if we or the selling stockholders use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless otherwise indicated in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We or the selling stockholders may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship. We or the selling stockholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. We or the selling stockholders may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us, the selling stockholders, or from purchasers of the securities as their agents in connection with the sale of the securities. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts, concessions, or commissions on resale received by underwriters, dealers, or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer, or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with any offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares of our common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of our common stock in the open market.

•

Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option so that if there is a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of our common stock in the open market after the pricing of any offering that could adversely affect investors who purchase in that offering.

•

Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotments, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments they may be required to make in respect of these liabilities. Underwriters, dealers, and agents and their affiliates may be customers of, may engage in transactions with, or perform services for our company in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Greenberg Traurig, LLP, Phoenix, Arizona.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Semple, Marchal & Cooper, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports; proxy statements; and other information with the SEC under the Exchange Act. Through our website at www.qrhc.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Other information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 14, 2019.

•	Current Report on Form 8-K filed with the SEC on March 15, 2019.

•

The description of our common stock contained in the Registration Statement on Form 8-A (Registration No. 001-36451), filed with the SEC on May 9, 2014, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding those documents or portions of those documents deemed furnished and not filed with the SEC.

You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such information should be directed to:

Quest Resource Holding Corporation

Attention: Corporate Secretary

3481 Plano Parkway

The Colony, Texas 75056

(972) 464-0004

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

4,296,915 Shares

QUEST RESOURCE HOLDING CORPORATION

Common Stock

Prospectus Supplement

Roth Capital Partners

April 9, 2019